July 6, 2023

TerrAscend Announces Symbol Change on OTC Markets to TSNDF

OTC Markets symbol change aligns with recent TSX listing

TORONTO, July 06, 2023 (GLOBE NEWSWIRE) -- TerrAscend Corp. (“TerrAscend” or the “Company”) (TSX: TSND) (OTCQX: TSNDF), a leading North American cannabis company, today announced that its common shares (the “Common Shares”), previously trading on the OTC Market under the ticker symbol “TRSSF”, are to commence trading on the OTC Market under the ticker symbol “TSNDF” effective today, July 6, 2023.

The Common Shares recently began trading under the ticker symbol “TSND” on the Toronto Stock Exchange (the “TSX”). Moving to a new stock ticker symbol on the OTC Markets aligns with the Company’s recent TSX listing. No action is required by shareholders with respect to either ticker symbol change.

About TerrAscend Corp.

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan and California through TerrAscend Growth Corp. and retail operations in Canada. TerrAscend Growth operates The Apothecarium and Gage dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend Growth’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the

U.S. Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend’s operations and financial performance.

Notice Regarding Forward-Looking Information

This press release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits. Examples of forward- looking information contained in this press release include statements regarding the impacts of the listing on the TSX Listing; and expectations for other economic, business, and/or competitive factors.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022 filed with the SEC on May 4, 2023 and its subsequently filed quarterly reports on Form 10-Q.

The statements in this press release are made as of the date of this press release. TerrAscend disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For more information regarding TerrAscend: Keith Stauffer

Chief Financial Officer 717-343-5386

IR@terrascend.com

Briana Chester

MATTIO Communications 424-465-4419

terrascend@mattio.com

Source: TerrAscend